Exhibit T3A-43

September 28, 2021

COLUMBIA CARE

321 BILLERICA ROAD

SUITE 204

CHELMSFORD, MA 01824

RE: Columbia Care NM LLC

Business ID #: 6612415

The Office of the Secretary of State has approved and filed the Articles of Organization for the above captioned organization effective September 28, 2021. The enclosed Certificate of Organization is evidence of filing, and should become a permanent document of the organization’s records.

Please be advised that although the Certificate of Organization has been approved, you must also comply with all other federal or state laws applicable to your organization. This includes, but is not limited to state licensing requirements. It is the organization’s sole responsibility to obtain such compliance with all legal requirements applicable thereto prior to engaging in the business for which it has obtained approval of the referenced document.

If you have any questions, please contact the Business Services Division at (505) 827-3600 or toll free at 1-800-477-3632 for assistance.

Business Services Division

325 DON GASPAR, SUITE 300 | SANTA FE, NEW MEXICO 87501

PHONE: (505) 827-3600 or (800) 477-3632 | FAX: (505) 827-8081

WWW.SOS.STATE.NM.US

Office of the New Mexico Secretary of State Filing Number: 0002183991 Filed On: 9/28/2021 Total Number of Pages: 1 of 3

Limited Liability Company

ONLINE ARTICLES OF ORGANIZATION

The undersigned, acting as organizer(s) of a Limited Liability Company pursuant to the New Mexico Limited Liability Company Act, adopt the following Articles of Organization:

ARTICLE ONE: The name of the Limited Liability Company is:

Columbia Care NM LLC

ARTICLE TWO: The period of duration is: Perpetual

ARTICLE THREE:

(1) The name of the initial registered agent at the address is:

Name of Entity Appointed Registered Agent
CORPORATION SERVICE COMPANY

(2) The New Mexico street address of the company’s initial registered agent is:

Type	Address	City	State	Zip	Country
Physical Address	MC-CSC1 726 E. Michigan Dr., Ste. 101	Hobbs	NM	88240	USA

(Post Office Box is not acceptable. Provide a description of the geographical location if a street address does not exist.)

(3) The street address of the company’s principal place of business, if different from its registered agent’s address is:

Address	City	State	Zip	Country
MC-CSC1 726 E. Michigan Dr., Ste. 101	Hobbs	NM	88240	USA

(4) The mailing address of the Limited Liability Company is:

Address	City	State	Zip	Country
321 Billerica Road Suite 204	Chelmsford	MA	01824	USA

Email Address: smackinnon@col-care.com

Phone: 978-393-0276

325 DON GASPAR, SUITE 300 | SANTA FE, NEW MEXICO 87501

PHONE: (505) 827-3600 or (800) 477-3632 | FAX: (505) 827-8081

WWW.SOS.STATE.NM.US

Office of the New Mexico Secretary of State Filing Number: 0002183991 Filed On: 9/28/2021 Total Number of Pages: 2 of 3

ARTICLE FOUR: (Check only if applicable):

☑	YES Management of the business and affairs of the company is vested in a manager(s).

Manager Name and address:

Name	Physical Address	Mailing Address
Nicholas Vita	321 Billerica Road, Suite 204, Chelmsford, MA 01824	321 Billerica Road, Suite 204, Chelmsford, MA 01824

ARTICLE FIVE: (Check only if applicable):

☑	YES The Limited Liability Company is a single member Limited Liability Company.

Member Name and address:

Name	Physical Address	Mailing Address
COLUMBIA CARE LLC	321 Billerica Road, Suite 204, Chelmsford, MA 01824	321 Billerica Road, Suite 204, Chelmsford, MA 01824

ARTICLE SIX: If these Articles of Organization are not to be effective upon filing with the Secretary of State’s Office, the effective date is (if an effective date is specified here, it cannot be a date prior to the date the articles are received by the Secretary of State’s Office.)

Effective Date

09/28/2021

Purpose:

NAICS Code:

NAICS Sub Code:

Organizer(s) Printed Name(s):

(Typing the First and Last Name of the Organizer(s), is the equivalent of an electronic signature.)

First Name	Last Name
Nicholas	Vita

325 DON GASPAR, SUITE 300 | SANTA FE, NEW MEXICO 87501

PHONE: (505) 827-3600 or (800) 477-3632 | FAX: (505) 827-8081

WWW.SOS.STATE.NM.US

Certificate of Organization

OF

Columbia Care NM LLC

6612415

New Mexico

The Office of the Secretary of State certifies that the Articles of Organization, duly signed and verified pursuant to the provisions of the

Limited Liability Company Act	53-19-1 to 53-19-74 NMSA 1978

have been received and are found to conform to law. Accordingly, by virtue of the authority vested in it by law, the Office of the Secretary of State issues this Certificate of Organization and attaches hereto a duplicate of the Articles of Organization.

Dated: September 28, 2021

In testimony whereof, the Office of the Secretary of State has caused this certificate to be signed on this day in the City of Santa Fe, and the seal of said office to be affixed hereto.

/s/ Maggie Toulouse Oliver
Maggie Toulouse Oliver
Secretary of State